LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 17, 2014, (the “Effective Date”) between BioAmber Inc., a Delaware corporation (“Borrower”), each Lender (as defined in Section 14) and Obsidian Agency Services, Inc., a California corporation, in its capacity as administrative and collateral Agent (the “Agent”) for Lenders, and provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.	LOAN AND TERMS OF PAYMENT

1.1.Promise to Pay.  Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions, all accrued and unpaid interest thereon and all other Obligations as and when due in accordance with this Agreement.

1.2.Term Loan.

(a)Availability.  Subject to the terms and conditions of this Agreement, Lenders, severally and not jointly, agree to make in accordance with Schedule 1.2, and Borrower agrees to draw, a Credit Extension under the Term Loan in an aggregate amount of Twenty Five Million Dollars ($25,000,000) on the Effective Date. After repayment, any Credit Extension made under the Term Loan may not be reborrowed. Under no circumstances shall a Lender be required to make Credit Extensions in excess of the commitment amount listed next to such Lender’s name on Schedule 1.2.

(b)Repayment. The Term Loan shall be “interest-only” during the Interest Only Period, with interest payable on the outstanding amount of Credit Extensions made under the Term Loan on the Interest Payment Date. At all times other than during the Interest Only Period, the outstanding Credit Extensions under the Term Loan shall be repaid in equal monthly installments (subject to the next sentence) so that all Credit Extensions under the Term Loan and interest accrued thereon shall be repaid on the Term Loan Maturity Date, which payments shall be due on the first Business Day of each month. If the First Interest Only Extension Trigger has not occurred by September 30, 2015, principal and interest payments shall begin on October 1, 2015, provided however, if the First Interest Only Extension Trigger occurs by October 31, 2015, then Borrower’s principal payment made on October 1, 2015, shall be returned. If the Second Interest Only Extension Trigger has not occurred by December 31, 2015, principal and interest payments shall begin on January 1, 2016, provided however, if the Second Interest Only Extension Trigger occurs by January 31, 2016, then Borrower’s principal payment made on January 1, 2016, shall be returned.   If the Term Loan Interest Rate changes, the amount of the amortized payments will be recalculated so that remaining periodic payments under the Term Loan (including interest) shall be repaid in equal monthly installments from the date of such change until the Term Loan Maturity Date. Any remaining outstanding principal amount of the Credit Extensions and any accrued and unpaid interest thereon and all other outstanding Obligations are due and payable in full on the Term Loan Maturity Date.

(c)Prepayment.

(i)Mandatory Prepayment Upon Acceleration. If repayment of the Term Loan is accelerated, Borrower shall immediately pay to Lenders an amount equal to the sum of (a) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (b) the Prepayment Fee, and (c) all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.

(ii) Voluntary Prepayment. Borrower shall have the option to prepay all or part of the Term Loan, provided Borrower (i) delivers written notice to Agent of the amount of the Term Loan it

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shall prepay at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all or such part of the outstanding principal with respect to the Term Loan set forth in its notice, plus accrued and unpaid interest thereon, (b) the Prepayment Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), (c) the End of Term Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), and (d) all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.

1.3Payment of Interest on the Credit Extensions.

(a)Computation of Interest.  Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that the Interest Act (Canada) may apply, (i) whenever interest payable by such Loan Party is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation and (ii) all calculations of interest payable by such Loan Party under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.  The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

(b)Credit Extensions.  Each Credit Extension shall bear interest at the Term Loan Interest Rate on the outstanding principal amount thereof from the date when made, continued or converted until paid in full.  Pursuant to the terms hereof, interest on each Credit Extension shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Credit Extension pursuant to this Agreement for the portion of any Credit Extension so prepaid and upon payment (including prepayment) in full thereof.

(c)Default Interest.  At Agent’s election, upon the occurrence and during the continuation of an Event of Default, which election can be retroactive to the date of the Event of Default, and subject to the limitation in Section 13.3 herein, Obligations shall bear interest five percent (5.00%) above the rate effective immediately before the Event of Default (the “Default Rate”).  Without limiting the generality of the foregoing, upon the curing of any Event of Default, the interest applicable to the Obligations shall revert to the interest applicable immediately prior to the occurrence of such Event of Default. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at the Default Rate. Payment or acceptance of the increased interest provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lender.

(d)Interest Rate Changes.  Each change in the Term Loan Interest Rate shall be effective on the effective date of the change in LIBOR.  Agent shall use its best efforts to give Borrower prompt

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notice of any such change; provided, however, that any failure by Agent to provide Borrower with notice hereunder shall not affect Agent’s right to make changes in the applicable interest rate.

(e)LIBOR Adjustment. Notwithstanding anything to the contrary, in the event Agent or Lender shall have determined that Dollar deposits in the principal amounts of the Term Loan are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining loans at LIBOR, or that reasonable means do not exist for ascertaining LIBOR, Agent will, as soon as practicable thereafter, provide notice of such determination to Borrower (a "LIBOR Unavailability Notice").  In the event of any such determination, until Agent shall have advised the Borrower that the circumstances giving rise to such notice no longer exist, interest on the Term Loan shall accrue by reference to the Alternate Base Rate.  Each determination by Agent under this Section 1.3(e) shall be conclusive absent manifest error.

1.4.ACH Debit.  Borrower authorizes Agent to process payment of all Obligations by debiting Borrower’s account as provided in the ACH Debit Consent, and Agent agrees to so process all such payments, provided however, if payment cannot be processed by ACH Debit Consent other than due to the unavailability of funds, then Agent shall notify Borrower and payment shall be made by wire transfer within one (1) Business Day of delivery of such notice.

1.5.Fees.

(a) Commitment Fee.  Borrower shall pay the Commitment Fee on the Effective Date, which fee shall be non-refundable and deemed fully earned on the Effective Date. Lenders may deduct the Commitment Fee from the initial Credit Extension.

(b)Prepayment Fee.  Borrower shall pay the Prepayment Fee, if and when due hereunder.

(c)Lender Expenses.  Borrower shall pay all Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, on demand. Lender may deduct the Lender Expenses from any Credit Extension.

(d)Origination Fee.  Borrower shall pay the Origination Fee, which fee shall be deemed fully earned when paid, which fee has already been paid.

(e)End of Term Fee.  Borrower shall pay the End of Term Fee at the earliest of (i) the date the Term Loan is prepaid, provided however, if the prepayment is for less than the full amount of the Term Loan, the End of Term Fee shall be prorated based on the principal amount of the Term Loan that is prepaid, (ii) the Term Loan Maturity Date, and (iii) the date the Term Loan becomes due and payable, which fee shall be deemed fully earned on the Effective Date notwithstanding its receipt at a different time.

1.6.Payments; Application of Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. California time on the date when due.  Payments of principal and/or interest received after 12:00 p.m. California time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. The order and method of application of funds with respect to principal, interest and fees owed shall be made in the sole discretion of Agent. If any payment is not made in U.S. Dollars, Agent shall convert such payment into U.S. Dollars and if there is a shortfall between the amount paid and the amount that should have been paid, Borrower shall within one (1) business day after notification by Agent pay the difference.  If there is a surplus after conversion of the payment to U.S. Dollars, Agent shall apply such surplus to the next regularly scheduled payment, at

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which time, if there continues to be a surplus, Agent shall return such surplus to Borrower. If taxes are withheld from any payment and such withholding would result in a payment amount less than the required amount, Borrower shall increase the amount of payment so that Agent receives the full amount of payment after deduction for taxes.

1.7.Promissory Notes. Notwithstanding anything to the contrary contained this Agreement, Notes shall only be delivered to Agent on request.  No failure of Agent to request or obtain a Note evidencing the Credit Extensions to Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Credit Extensions (and all related Obligations) incurred by Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Loan Documents.  At any time when Agent requests the delivery of a Note to evidence any of the Credit Extensions, Borrower shall promptly execute and deliver to Agent the requested Note in the appropriate amount or amounts to evidence such Credit Extensions.

SECTION 2.	CONDITIONS OF LOANS

2.1.Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent, such documents, and evidence of completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)duly executed signatures to the Loan Documents;

(b)duly executed signatures to the Control Agreement;

(c)duly executed certificate from Borrower and any Joining Party’s secretary containing approved Borrowing Resolutions, current Certificate of Incorporation (or equivalent document), Bylaws and a good standing certificate from the jurisdiction of Borrower’s formation as well as any state where Borrower maintain a business presence;

(d)duly executed Perfection Certificate of Borrower and any Joining Party;

(e)any other documentation Agent reasonably requests;

(f)payment of the Origination Fee (which has been paid), Commitment Fee and Lender Expenses; and

(g)payoff letters for certain secured Indebtedness of Borrower.

2.2.Conditions Precedent to all Credit Extensions.  Each Lender’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)timely receipt of a completed Notice of Borrowing;

(b)the representations and warranties in this Agreement shall be true, accurate, and complete on the date of the Notice of Borrowing and on the Funding Date of each Credit Extension, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date; and

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(c)in Agent’s reasonable discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations.

2.3.Covenant to Deliver.  Borrower agrees to deliver to Lenders and Agent each item required to be delivered to Lender or Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender or Agent of any such item shall not constitute a waiver by Lender or Agent of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Lender’s and Agent’s sole discretion.

2.4.Procedure for the Borrowing of Credit Extensions.

(a)Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, each Credit Extension shall be made upon Borrower’s irrevocable written notice delivered to Agent in the form of a completed Notice of Borrowing executed by a Responsible Officer of Borrower or without instructions if the Credit Extensions are necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Agent prior to 12:00 p.m. California time on the Effective Date.

(b)Subject to the terms of this Agreement the proceeds of all such Credit Extensions will then be made available to Borrower on the Funding Date by Lender by transfer to the account specified in the Notice of Borrowing. No Credit Extensions shall be deemed made to Borrower, and no interest shall accrue on any such Credit Extension, until the related funds have been deposited in the account specified in the applicable Notice of Borrowing.

SECTION 3.	CREATION OF SECURITY INTEREST

3.1.Grant of Security Interest.  Borrower hereby grants Agent, for the benefit of Agent and Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the benefit of Agent and Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Agent determines that the perfection of its security interest in any Collateral requires the recordation or filing of documentation other than a Financing Statement, Borrower shall promptly execute such additional documentation upon presentation.

3.2.Priority of Security Interest.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens described in Subsections (a)-(d) of the definition of Permitted Liens that may have superior priority to Agent’s Lien under this Agreement).  If Borrower shall acquire a Commercial Tort Claim in an amount greater than Fifty Thousand Dollars ($50,000), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

3.3.Termination.  If this Agreement is terminated, Agent’s Lien on the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Lender shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower and Agent shall, at Borrower’s sole cost and expense, execute such documentation and take such further action as may be reasonably necessary to make effective the termination contemplated by this Section 3.3. If at any time after such termination or Agent’s release of its security interest granted herein any Collateral or other property Lender receives in satisfaction of the Obligations is recovered, disgorged, set aside or otherwise avoided, or is subject to recovery, disgorgement, being set aside or avoided (whether through a formal court proceeding or

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otherwise) by or to Borrower, a bankruptcy trustee, a receiver or similar representative, then this Agreement and any other Loan Documents as Agent may elect shall be deemed revived, reinstated and in full force and effect as if the original Disposition was never made to Agent, and Agent’s security interest and all other rights in the Collateral shall be deemed in full force and effect until the full and final repayment of all Obligations (other than inchoate indemnity obligations).

3.4.Authorization to File Financing Statements.  Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent and Lenders’ interest or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail all in Agent’s discretion.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1.Due Organization, Authorization; Power and Authority.

(a)Borrower and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their jurisdiction of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  In connection with this Agreement, Borrower has delivered to Agent a completed certificate signed by Borrower, entitled “Perfection Certificate”.  Borrower represents and warrants to Lenders and Agent that (i) Borrower and each Subsidiary’s exact legal name and address is as indicated in Section 4.1(a) of the Perfection Certificate; (ii) Borrower and each Subsidiary is an organization of the type and is organized in the jurisdiction set forth in Section 4.1(a) of the Perfection Certificate; (iii) Section 4.1(a) of Perfection Certificate accurately sets forth Borrower and each Subsidiary’s organizational identification number or accurately states that there is none; (iv) Section 4.1(a) of the Perfection Certificate accurately sets forth the names (formal and informal), jurisdiction of formation, organizational structure or type, and organizational number assigned by its jurisdiction that Borrower and each Subsidiary used for the past five (5) years; and (v) all other information set forth on the Perfection Certificate is accurate and complete (it being understood that (A) if any information contained in the Perfection Certificate changes after the Effective Date and if that information relates to a Subsection of this Section 4 which specifically allows for information in the Perfection Certificate to be updated after the Effective Date, Borrower shall update such information in its next timely delivered Compliance Certificate, and (B) that any such update shall be effective only to update changes and not to correct errors). Borrower shall not be deemed in breach or default under this Agreement during the time between the date such information changes and the timely delivery to Agent of such Compliance Certificate. After the Effective Date, Borrower may update any information under Section 4.1(a) of the Perfection Certificate.

(b)The execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which they are a party have been duly authorized, and do not (i) conflict with any of Borrower or its Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower or any Subsidiary is bound.

4.2.Collateral.

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(a)Borrower has good title to, has rights in, and the power to Dispose each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Collateral Accounts other than the Collateral Accounts (i) described in Section 4.2(a) of the Perfection Certificate delivered to Lenders and Agent in connection herewith, or (ii) of which Borrower has given Lenders and Agent notice and taken such actions as are necessary to give Agent a perfected security interest therein.  Borrower’s Accounts and those of its Subsidiaries, are bona fide, existing obligations of the Account Debtors.

(b)The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in Section 4.2(b) of the Perfection Certificate, which may be amended to add or remove bailees as provided by Section 4.1(a)(v), above or as permitted pursuant to Section 6.3.  None of the components of the Collateral shall be maintained at locations other than as provided in Section 4.2(b) of the Perfection Certificate, which may be amended to add or remove bailees as provided by Section 4.1(a)(v), above or as permitted pursuant to Section 6.3.

(c)To the extent that Inventory exists, all Borrower’s and its Subsidiaries’ Inventory is in all material respects of good and marketable quality, free from material defect, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established.

(d)Section 4.2(d) of the Perfection Certificate lists all Intellectual Property of Borrower and its Subsidiaries, and may be updated to add or remove Intellectual Property as provided by Section 4.1(a)(v), above. Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (i) non-exclusive licenses granted to its customers in the ordinary course of business, (ii) over-the-counter software and other non-customized mass market licenses that are commercially available to the public, and (iii) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate.  Except as specifically noted in Section 4.2(d) of the Perfection Certificate, Borrower has the full right and authority to Dispose of its Intellectual Property, and each of its Subsidiaries has the full right and authority to Dispose of its Intellectual Property.  Except as specifically noted in Section 4.2(d) of the Perfection Certificate, each Patent and Trademark which Borrower or any of its Subsidiaries own or purport to own is valid and enforceable, and no part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part.  Neither Borrower nor any of its Subsidiaries is in breach of any agreement related to their Intellectual Property, and no claim has been made that any part of such Intellectual Property violates the rights of any third party.

(e)Except as noted in Section 4.2(e) of the Perfection Certificate, neither Borrower nor any of its Subsidiaries are a party to, or bound by, any Restricted License.  Section 4.2(e) of the Perfection Certificate may be updated as provided by Section 4.1(a)(v), above.

(f)Borrower’s ownership interests in BioAmber SARL and in AmberWorks are uncertificated, and shall not be certificated unless Borrower, BioAmber SARL and AmberWorks comply with Section 6.11, below.

(g)As of the Effective Date, (i) each of Sinoven China and BioAmber USA own assets valued at less than One Hundred Thousand Dollars ($100,000), and (ii) BioAmber France’s only material assets are Inventory, accounts receivable, Cash, rights in and to certain commercial agreements and goodwill and intangibles, all of which will be automatically distributed and transferred to the Borrower (BioAmber Inc.) on or before December 29, 2014.  Other than as provided in this Section 4.2(g), Sinoven China, BioAmber USA and BioAmber France do not own any other material assets.

4.3.Accounts. On the occurrence of an Event of Default, Agent may notify any Account Debtor owing Borrower money of Agent’s security interest in such funds and verify the amount of such Account. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor.

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4.4.Litigation; Governmental Action.  Except as set forth in Section 4.4 of the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened by or against Borrower or any of its Subsidiaries involving (i) more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000), (ii) fines, penalties or other sanctions by any Governmental Authority, or (iii) claims for injunctive or equitable relief. Except as set forth in Section 4.4 of the Perfection Certificate, there is no action or proceeding pending by or against Borrower or any of its Subsidiaries where Borrower or any Subsidiary has incurred in excess of Five Hundred Thousand Dollars ($500,000) in legal expenses, including without limitation, attorneys’ fees, for which Borrower has not been reimbursed by third party insurance (i.e., not self-insurance) within 60 days of Borrower’s written request for reimbursement.

4.5.Financial Statements; Financial Condition.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lenders and Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders and Agent. There are no loans to Borrower or any of its Subsidiaries’ employees or directors, and are there no loans from such employees and directors to Borrower or any of its Subsidiaries other than unreimbursed expenses occurring in the ordinary course of business.

4.6.Material Adverse Change; Solvency.  No Material Adverse Change has occurred since the date of the most recent financial statements submitted to Lenders and/or Agent (whether as required by this Agreement or otherwise provided) or is reasonably expected to occur. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

4.7.Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in liability in excess of $1,000,000.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

4.8.Investments.  Borrower and its Subsidiaries do not own any Equity Interests except for Permitted Investments.

4.9.Tax Returns and Payments; Pension Contributions.  Borrower and its Subsidiaries have timely filed all required tax returns and reports, and have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed, in each case where such liability is in excess of $25,000.  Borrower may, and may allow its Subsidiaries to, defer payment of any contested taxes, provided that Borrower or its Subsidiaries, as applicable, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from

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obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware of any claims or adjustments proposed for any of Borrower's or its Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable.  Borrower and its Subsidiaries have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

4.10.Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions (i) to refinance existing Indebtedness, (ii) as working capital and other corporate uses, and (iii) to fund its general business requirements and not for personal, family, household or agricultural purposes.

4.11.Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Lenders or Agent, when taken as a whole, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lenders or Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lenders and Agent that projections and forecasts provided by Borrower or its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). All projections and forecasts Borrower or any Subsidiary provides to Lenders or Agent shall be provided in good faith and based on the most current information available to Borrower.

4.12.Capitalization and Organization.  As of the Effective Date, Borrower’s capitalization, and that of its Subsidiaries, is as set forth in Section 4.12(a) of the Perfection Certificate. Borrower’s organization structure is as set forth in Section 4.12(b) of the Perfection Certificate.

4.13.Definition of “knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

SECTION 5.	AFFIRMATIVE COVENANTS

5.1.Government Compliance.  Borrower shall maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could result in a Material Adverse Effect.

5.2.Financial Statements, Reports, Certificates.  Borrower shall deliver the following items to Agent:

(a)Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows covering Borrower’s consolidated operations for such month setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer and in a form acceptable to Agent (the “Monthly Financial Statements”);

(b)Quarterly Financial Statements.  As soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet, income statement

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and related statements of operations, stockholders’ equity and cash flows covering Borrower’s consolidated operations for such quarter setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer and in a form acceptable to Lender, with a statement of reconciliation to GAAP, together with a current capitalization table (the “Quarterly Financial Statements”);

(c)Annual Audited Financial Statements.  As soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section (“Annual Audited Financial Statements”);

(d)Compliance Certificate.  Concurrently with the delivery of the financial statements required under Sections 5.2(a)-(c), a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, quarter or year, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in Section 5.11 and such other information as Agent shall reasonably requests;

(e)Operating Budget.  As soon as available, but no later than thirty (30) days after the last day of Borrower’s fiscal year, a Board-approved operating budget for Borrower, BioAmber Sarnia and each of their Subsidiaries (which shall include projected Gross Profit and Revenues) prepared and adopted in good faith as to the then current fiscal year (the “Approved Budget”). Borrower shall provide Agent a copy of any Board-approved changes to any Approved Budget within five days of such approval.

(f)Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in (i) damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate,  Five Hundred Thousand Dollars ($500,000) or more, (ii) fines, penalties or other sanctions by any Governmental Authority, or (iii) claims for injunctive or equitable relief;

(g)Intellectual Property Notice.  On each Compliance Certificate required under Section 5.2(d), written notice of (i) any material change in the composition of the Borrower’s or any of its Subsidiaries’ Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries’ in or to any registered copyright, patent or trademark not shown in the Perfection Certificate(s) or the IP Security Agreement, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any of its Subsidiaries’ Intellectual Property;

(h)Stockholder Information. At substantially the same time as delivered to Borrower’s stockholders, Borrower shall deliver to Agent a copy of all such materials so provided; and

(i)Other Financial Information.   Borrower’s budgets, sales projections, operating plan and other financial information within thirty (30) days following Agent’s written request therefor.

5.3.Notification of Noncompliance.  Borrower shall notify Agent within three (3) Business Days of having knowledge (a) that it is not in compliance with any of its obligations under any of the Loan Documents, or (b) of the occurrence of any Event of Default.

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5.4.Taxes; Pensions.  Timely file, and have each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and have each of its Subsidiaries to timely pay, all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 4.9 hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

5.5.Management Rights; Access to Collateral; Books and Records. Borrower’s directors, officers, key employees and independent accountants shall meet with Lenders or Agent and their representatives from time to time and upon reasonable notice for the purpose of consulting with, rendering recommendations to the management of Borrower and its Subsidiaries or obtaining information regarding their operations, activities and prospects and expressing its views thereon. Borrower shall consider in good faith the recommendations of Lender and Agent in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by Borrower, Subsidiary and their management. At reasonable times, on seven (7) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, Agent or their agents, shall have the right to inspect the Collateral, to audit and copy Borrower’s Books, and to conduct field audits of Borrower and any Subsidiary. Such inspections and audits shall be conducted no more often than twice every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense.

5.6.Insurance.  Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent.  All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent and shall provide that the insurer must give Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  All liability policies shall show, or have endorsements showing, Agent as an additional insured with a waiver of subrogation rights, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Agent’s option, be payable to Agent on account of the Obligations.   If Borrower fails to obtain insurance as required under this Section 5.6 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 5.6, and take any action under the policies Agent deems prudent. Borrower shall have until ten (10) Business Days after the Effective Date to provide the endorsements required in this Section 5.6.

5.7.Collateral Accounts. Borrower’s and each Subsidiary’s (other than BioAmber Sarnia) Collateral Accounts shall at all times be subject to a Control Agreement in form and substance acceptable to Agent.

5.8.Protection and Registration of Intellectual Property Rights.

(a)Borrower shall (i) protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property that is material to its business or the business of any of its Subsidiaries or Affiliates; (ii) promptly advise Agent in writing of infringements of Borrower’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

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(b)Borrower shall cause each of its Subsidiaries to (i) protect, defend and maintain the validity and enforceability of such Subsidiary’s Intellectual Property that is material to its business or the business of Borrower or any if its Affiliates; (ii) promptly advise Agent in writing of infringements of such Subsidiary’s Intellectual Property of which Borrower and such Subsidiary have knowledge; and (iii) not allow any Intellectual Property material to such Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(c)If Borrower or any of its Subsidiaries (i) obtain any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) apply for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property.  Borrower shall promptly provide to Agent copies of all applications that it files, or that any of its Subsidiaries for Patents or for the registration of Trademarks, Copyrights or mask works.

(d)Borrower shall provide written notice to Agent on the Compliance Certificate next delivered after of entering or becoming bound by any Restricted License (other than over-the-counter software and other non-customized mass market licenses that are commercially available to the public).  Borrower shall take such steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lenders’ and Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.9.Further Assurances.  Borrower shall execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

5.10.Creation/Acquisition/Dissolution of Subsidiaries. Notwithstanding and without limiting any restrictions contained herein or remedies available to Agent or Lenders, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Agent of the creation or acquisition of such new Subsidiary.  At Agent’s request, in its sole discretion, Borrower shall take all such action as may be reasonably required by Agent to cause each such Subsidiary to become a Joining Party or Guarantor under the Loan Documents and grant a continuing pledge and security interest in and to all the assets of such Subsidiary; and Borrower shall (a) grant and pledge to Agent a perfected security interest in one hundred percent (100%) of the Equity Interests of each Subsidiary, and (b) procure the issuer’s agreement to follow Agent’s instructions regarding any Disposition of such securities, such agreement to be in form and substance satisfactory to Agent. Borrower shall not transfer, nor allow the transfer of any property to BioAmber France, Sinoven China or BioAmber USA after the Effective Date.  If the transfer of assets owned by BioAmber France and BioAmber USA to Borrower has not been completed by December 31, 2014, Borrower shall cause each entity who has not completed such transfer to take all actions as and when Agent requests so that Agent will hold a first priority perfected security interest (or the foreign law equivalent) in all such assets still owned by such entity. If the transfer of assets owned by Sinoven China to Sinoven Delaware has not been completed by December 31, 2014, Borrower shall cause Sinoven China to take all actions as and when Agent requests so that Agent will hold a first priority perfected security interest (or the foreign law equivalent) in all such assets still owned by Sinoven China.

5.11.Financial Covenants.

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(a)Prior to March 31, 2016, Borrower shall at all times maintain Unrestricted Cash of at least Twelve Million Five Hundred Thousand Dollars ($12,500,000).

(b)On and after March 31, 2016, either:

(i)Borrower shall at all times maintain Unrestricted Cash in an amount not less than the lesser of (A) Twelve Million Five Hundred Thousand Dollars ($12,500,000), and (B) the outstanding amount of all Credit Extensions; or

(ii)BioAmber Sarnia’s actual trailing six month FCF through December 31, 2017, shall be at least 85% of the FCF listed in the Projections. Agent shall resolve any discrepancy regarding the determination of actual FCF in comparison to the methodology used in the Projections, it being agreed that the calculation of actual FCF shall be consistent with the calculation of FCF in the Projections.

(c)Beginning with the calendar quarter beginning January 1, 2016, and continuing each calendar quarter thereafter, unless prohibited by applicable law or the BioAmber Sarnia Financing Agreements, Borrower shall cause BioAmber Sarnia to make Cash distributions to its shareholders in accordance with the Joint Venture Agreement within thirty (30) days of the end of each month during such quarter, in an amount equal to all funds of BioAmber Sarnia less Fifteen Million Canadian Dollars (Cdn$15,000,000). Borrower shall cause BioAmber SARL to transfer all such distributions it receives to Borrower.

SECTION 6.	NEGATIVE COVENANTS

6.1.Dispositions; Negative Pledge.  Borrower shall not Dispose, or permit any of its Subsidiaries to Dispose, all or any part of its business or property, except for Dispositions (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment in the ordinary course of business; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) exclusive licenses for the use of the property of Borrower or its Subsidiaries if limited to a discrete region or country and approved by the Board; and (f) of property not material to Borrower’s business in an aggregate amount not to exceed (i) Two Hundred Thousand Dollars ($200,000) in any fiscal year of Borrower, and (ii) Four Hundred Thousand Dollars ($400,000) in the aggregate. Other than Permitted Liens, Borrower shall not, nor shall Borrower permit any Subsidiary to, grant a security interest in, otherwise pledge or allow any Lien on any assets other than in favor of Agent.

6.2.Changes in Business, Management and Ownership.  Borrower shall not (a) engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve except as otherwise permitted under the Loan Agreement; or (c)  enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than fifty percent (50%) of the voting Equity Interests of Borrower immediately after giving effect to such transaction or related series of such transactions.

6.3.Business and Collateral Locations. Borrower shall not, or permit any Subsidiary to, without at least thirty (30) days prior written notice to Agent: (a) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in Borrower’s assets or property and are located within the United States) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (b) change its jurisdiction of organization, (c)

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change its organizational structure or type, (d) change its legal name, (e) change any organizational number (if any) assigned by its jurisdiction of organization, (f) relocate any assets or property that is in the United States to a location outside of the United States, or (g) relocate any assets or property outside of the United States to a different country unless such relocation is to the United States.  If Borrower or any Subsidiary intends to deliver any portion of its assets or property valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Lender, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Lender in its reasonable discretion.

6.4.Mergers or Acquisitions.  Without the prior written consent of Agent, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person. A Domestic Subsidiary may merge or consolidate into Borrower or another Domestic Subsidiary, and a Foreign Subsidiary may merge or consolidate into another Foreign Subsidiary, a Domestic Subsidiary or Borrower, provided that for any merger or consolidation involving a Foreign Subsidiary that is also a Joining Party, the surviving Person shall be a Joining Party.

6.5.Indebtedness.  Borrower shall not create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. Borrower shall not allow BioAmber Sarnia to incur Indebtedness in excess of Fifty Seven Million, Five Hundred Thousand Canadian Dollars (Cdn$57,500,000).

6.6.Encumbrance.  Except for Permitted Liens, Borrower shall not create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so. Except for Permitted Liens, Borrower shall not permit any Collateral not to be subject to the first priority security interest granted herein.

6.7.Distributions; Investments. Borrower shall not allow Amberworks at any time to have assets in excess of $250,000. Borrower shall not, nor shall it permit any Subsidiary to (a) directly or indirectly make any Investment other than Permitted Investments; or (b) pay any dividends or make any distribution or payment on or in respect of its Equity Interests, or redeem, retire or repurchase any Equity Interests (or any securities or instruments convertible into or exercisable for, or other rights to acquire, directly or indirectly, Equity Interests) from the holders thereof, provided, however, that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in Equity Interests of the Borrower, (iii) Borrower may repurchase the Equity Interests of the Borrower of former employees or consultants at the original sales price pursuant to Board-approved repurchase agreements, in an aggregate amount for all such repurchases not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, so long as no Default or Event of Default has occurred and is continuing at the time of any such repurchase and would not exist immediately after giving effect to any such repurchase.

6.8.Transactions with Affiliates.  Borrower shall not, nor shall it permit any Subsidiary to directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions permitted pursuant to the terms of Section 6.4 hereof, (c) Investments permitted under sub-clauses (b), (c), (d), (e) or (f) of the definition of Permitted Investments, (d) equity financings permitted pursuant to the terms of Section 6.2 hereof and (e) unsecured debt financings from Borrower's investors so long as all such Indebtedness is Subordinated Debt.

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6.9.Subordinated Debt.  Borrower shall not, nor shall it permit any Subsidiary to (a) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders without Agent’s prior written consent.

6.10.Compliance.  Borrower shall not, nor shall it permit any Subsidiary to become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

6.11.Uncertificated Securities.  Borrower shall not allow any Collateral consisting of uncertificated securities to be certificated without (i) Agent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and (ii) the execution of a collateral pledge agreement satisfactory to Agent which is signed by Borrower and the issuer of the securities.

SECTION 7.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1. Payment Default.  Borrower fails to make any payment as required under the Agreement or any of the other Loan Documents; provided however, if any payment to be made through ACH Debit Consent cannot be processed by ACH Debit Consent other than due to the unavailability of funds, then Agent shall notify Borrower in writing, which notice shall contain wire transfer instructions, and Borrower shall make payment by wire transfer within one (1) Business Day of delivery of such notice.

7.2.Covenant Default.

(a)Borrower fails or neglects to perform any obligation in Sections 5.7, 5.10 or 5.11 or violates any covenant in Section 6; or

(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this section shall not apply to financial covenants, any other covenants set forth in clause (a) above, or Section 7.1;

7.3. Material Adverse Change.  A Material Adverse Change occurs or is reasonably likely to occur;

7.4. Attachment; Levy; Restraint on Business.

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(a)The service of process seeking to attach, by trustee or similar process, funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or a notice of lien or levy is filed against Borrower’s (including a Subsidiary’s) assets by any government agency, in each case in excess of Five Hundred Thousand Dollars ($500,000), and are not within ten (10) days after the occurrence thereof, removed, discharged or rescinded; or

(b)Borrower’s (including a Subsidiary’s) assets with a value in excess of Five Hundred Thousand Dollars ($500,000) are attached, seized, levied on, or comes into possession of a trustee or receiver, or any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

7.5. Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

7.6. Other Agreements.  There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, involving Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any default by Borrower, the result of which could have a Material Adverse Effect;

7.7.Judgments.  One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions shall be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

7.8. Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lenders or Agent, or to induce Lenders or Agent to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made or deemed made;

7.9.Subordinated Debt.  Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than pursuant to its terms), any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or, except as otherwise provided herein, the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

7.10.Cargill License.  The Cargill License that relates to the field of succinic acid has expired, terminated or is no longer available to Borrower.

SECTION 8.	AGENT’S RIGHTS AND REMEDIES

8.1. Rights and Remedies.  While an Event of Default occurs and continues Agent may, without notice or demand, do any or all of the following:

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(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations are immediately due and payable without any action by Agent);

(b)stop processing any advances of money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and any Lender without creating any liability on behalf of Agent or any Lender;

(c)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s security interest in such funds, and verify the amount of such account;

(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent or its designees may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent and its designees a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(e)apply to the Obligations any amount held by Lenders or Agent owing to or for the credit of Borrower;

(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Agent is hereby granted a non-exclusive, sub-licensable, royalty-free license or other right to use, without charge, during the continuance of an Event of Default, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit;

(g)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)demand and receive possession of Borrower’s Books; and

(i)exercise all rights and remedies available to Lenders or Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

8.2.  Power of Attorney.  Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) make any Disposition of the Collateral into the name of Agent or a third party as the Code permits.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral

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regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s and Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lenders’ obligation to provide Credit Extensions terminates.

8.3.Protective Payments.  If Borrower fails to obtain the insurance called for by Section 5.6 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Lenders or Agent are Lender Expenses and immediately due and payable, bearing interest at the Default Rate if not paid when due, and secured by the Collateral.  No payments by Agent or Lenders are deemed an agreement to make similar payments in the future or Agent’s or Lender’s waiver of any Event of Default.

8.4. Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Agent may apply any funds in its or any Lender’s possession, whether from payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Agent shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto. Borrower shall remain liable to Lenders for any deficiency.  If Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

8.5.Liability for Collateral.  So long as Agent complies with reasonable lending practices regarding the safekeeping of the Collateral in Agent’s or Lender’s possession or under their control, neither Agent nor Lender shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

8.6.No Waiver; Remedies Cumulative.  Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative.  Agent and Lenders have all rights and remedies provided under the Code, by law, or in equity.  Agent’s or Lenders’ exercise of one right or remedy is not an election and shall not preclude either from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agent’s or Lenders’ waiver of any Event of Default is not a continuing waiver.  Agent’s or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7. Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent or any Lender on which Borrower is liable, except when any such notice, demand or any other of the foregoing actions are specifically provided for in this Agreement.

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8.8. No Marshaling or Related Rights.  Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent or Lenders to: (i) proceed against any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent or Lenders under this Agreement) to benefit from, or to participate in, any security for the Obligations as a result of any payment made with respect to the Obligations in connection with this Agreement or otherwise.  If any payment is made to Borrower in contravention of this Section 8.8, Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

SECTION 9.	PARTICIPATION RIGHTS

9.1.Refinancing. Prior to undertaking the refinancing of the Term Loan, Borrower shall give Lenders the opportunity to restructure and refinance the Term Loan, and will work in good faith with Lenders on any such refinancing.  If Borrower determines in its sole discretion that Lenders’ refinancing proposal will not be satisfactory, or if Lenders notify Borrower that they do not intend to provide a refinancing proposal, Borrower may pursue the refinancing of the Term Loan with third parties.

SECTION 10.	NOTICES

Notices and other communications provided for herein or any of the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or email, as follows:

(i)if to Borrower, to it at 1250 Rene-Levesque West, Suite 4110, Montreal, Quebec, Canada, H3B 4W8, Attention: Jean-François Huc, Chief Executive Officer (Fax No. (514) 844-1414), (email: jean-francois.huc@bio-amber.com), with a copy to BDSL LLP, 2000 McGill College, Suite 2000, Montreal, Quebec, Canada, H3A 3H3, Attention: Thomas Desbiens (Fax No. (514) 844-5836), (email: tdesbiens@bdsllegal.com);

(ii)if to Lender, to it at  Suite 1670, Two Embarcadero Center, San Francisco, CA 94111, Attention:  Brad Pritchard (email: brad.pritchard@tennenbaumcapital.com);

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.  All reports and other information required under Section 5.2 shall be delivered by Borrower by email, but if email is unavailable, then by fax.

SECTION 11.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

11.1 Governing Law.  California law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such

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jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrowers in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

11.2 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.3 Judicial Reference.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.

11.4 Scope of Authority. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

SECTION 12. AGENT PROVISIONS

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12.1 Appointment. Each of the Lenders hereby irrevocably appoints the Agent its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

12.2 Dual Capacities. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its affiliates may provide debt financing, equity capital or other services (including financial advisory services) to any of the Loan Parties (or any Person engaged in similar business as that engaged in by any of the Loan Parties) as if such Person was not performing the duties specified herein, and may accept fees and other consideration from any of the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.3 Limitation of Liability.

(a)Agent shall have no duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (i) Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.7), and (iii) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as the Agent and/or Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.7) or in the absence of its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction.  Neither Agent nor any Lender shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent or such Lender by the Borrower, a Joining Party or a Lender, and neither Agent nor any Lender shall be responsible for or have any duty to ascertain or inquire into (iv) any statement, warranty or representation made in or in connection with any Loan Document, (v) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (vi) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (vii) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (viii) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or such Lender.

(b)Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be

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liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to their Affiliates and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan as well as activities as Agent.

12.4 Exculpation. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

12.5 Authorization. Each Lender hereby further authorizes the Agent, on behalf of and for the benefit of Lenders, to enter into any of the Security Documents or other Loan Document as secured party and to be the agent for and representative of the Lenders thereunder, and each Lender agrees to be bound by the terms of each such document; provided that the Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document or Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of Required Lenders (or, if required pursuant to Section 13.7, all Lenders); provided further, however, that, without further written consent or authorization from the Lenders, the Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other Disposition of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any Joining Party from the Joinder and Collateral Agreement if all of the Equity Interests of such Joining Party are sold or otherwise Disposed of to any Person (other than an Affiliate of a Loan Party) pursuant to a sale or other Disposition permitted hereunder or to which Required Lenders have otherwise consented or (c) subordinate the Liens of the Agent, on behalf of the Secured Parties, to any Permitted Liens.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Security Document, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Agent at such sale.  Notwithstanding anything to the contrary herein, the Agent shall be permitted to take any action it is authorized to take under any Loan Document.

12.6 Bankruptcy. In case of the pendency of any case or proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise

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and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing or unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Section 1.5, Section 5.4 and Section 13.2 allowed in such judicial proceeding; and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent.

12.7 Power of Attorney. Without limiting Section 12.1 above, each of the Lenders hereby irrevocably designates and appoints the Agent as the person holding the power of attorney (fondé de pouvoir) for the Lenders as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, any deed of hypothec (the “Hypothec”) to be executed by any Loan Party granting a hypothec pursuant to the laws of the Province of Quebec (Canada) to secure the payment of the Bond (as defined hereafter) and to exercise such powers and duties which are conferred thereupon under such deed.  All of the Lenders hereby additionally appoint the Agent as agent, mandatary, custodian and depositary for and on behalf of each Lender (a) to hold and to be the sole registered holder of any bond (“Bond”) issued under the Hypothec, the whole notwithstanding Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), and (b) to enter into, to take and to hold on their behalf, and for their benefit, a bond pledge agreement (“Bond Pledge”) to be executed by such Loan Party pursuant to the laws of the Province of Quebec and creating a pledge of the Bond as security for the payment and performance of the Obligations.  In this respect, (i) the Agent as agent, mandatary, custodian and depositary for and on behalf of each Lender, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Bond Pledge, owing to each of the Lenders for and on behalf of whom the Bond is so held from time to time, and (ii) each Lender will be entitled to the benefits of any property or assets charged under the Hypothec and the Bond Pledge and will participate in the proceeds of realization of any such property or assets.  The Agent, in such aforesaid capacities shall (A) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to it, as fondé de pouvoir, with respect to the property or assets charged under the Hypothec and to the Agent with respect to the property and assets charged under the Bond Pledge, any other applicable law or otherwise, and (B) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, the Borrower or any other Loan Party.  The constitution of Agent as the Person holding the power of attorney (fondé de pouvoir), and of the Agent, as agent, mandatary, custodian and depositary with respect to any bond that may be issued and pledged from time to time to the Agent for the benefit of the Lenders, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any of the Agents or the Lenders’ rights and obligations under this Agreement by the execution of an assignment or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an assignment agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent hereunder.

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SECTION 13. GENERAL PROVISIONS

13.1 Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion).  Each Lender has the right, without the consent of but with notice to Borrower, to Dispose or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.  Agent may Dispose its obligations, rights and benefits under this Agreement and the other Loan Documents on approval of a majority in interest of the Lenders and notice to Borrower.

13.2 Indemnification.  Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

13.3 Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts that are treated as interest on such loans under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such loans in accordance with applicable law, the rate of interest payable in respect of such loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such loans but were not payable as a result of the operation of this Section 13.3 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be adjusted (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate to the date of repayment, shall have been received by such Lender

13.4 Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

13.5 Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.6 Correction of Loan Documents.  Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by Agent, Lenders and Borrower.

13.7 Waivers and Amendments.

(a)No failure or delay of the Agent, the Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent, the Agent and the Lenders hereunder and under the

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other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Agent and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby (other than any waiver of any increase in the interest rate applicable to the Loans as a result of the occurrence of an Event of Default), (ii) increase or extend the Term Loan Commitment or decrease or extend the date for payment of any fees of any Lender under Section 1.5 without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section 13.7 or release any Joining Party (other than in connection with the sale or other disposition of such Joining Party in a transaction expressly permitted hereunder or all or substantially all of the Collateral), without the prior written consent of each Lender, or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent.

13.8 Integration.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements, including Lender’s summary of terms which Borrower accepted as of October 17, 2014.

13.9 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.10 Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Upon such payment as described in the immediately preceding sentence, this Agreement and the other Loan Documents shall terminate and shall be of no further force and effect, provided however, that Section 1.5(c), Section 3.3, Section 9, Section 11, and Section 13 of this Agreement, and all indemnities in favor of Lenders or Agent contained in any of the Loan Documents shall survive such termination subject to the applicable statutes of limitations.

13.11Confidentiality.  Agent, Lender and Borrower agree to maintain the confidentiality of Borrower’s Confidential Information for the duration of this Agreement and for a period of six (6) months thereafter, except that Confidential Information may be disclosed (a) to Agent’s or Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement

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containing provisions substantially the same as those in this Section 13.11); (c) as required by law, regulation, subpoena, or other order; (d) to Agent’s or a Lender’s regulators or as otherwise required in connection with Agent’s or a Lender’s examination or audit; (e) as Agent or a Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent or a Lender so long as such service providers have executed a confidentiality agreement with terms no less restrictive than those contained herein.  In handling any Confidential Information of Borrower, Agent and Lenders shall exercise the same degree of care that it exercises for its own proprietary information. Confidential Information does not include information that is: (i) in the public domain or in Agent’s or a Lender’s possession when disclosed to Agent or a Lender, or becomes part of the public domain after disclosure to Agent or a Lender (in each case, through no fault of Agent or a Lender); (ii) disclosed to Agent or a Lender by a third party if Agent or a Lender does not know that the third party is prohibited from disclosing the information; or (iii) that Agent or a Lender develop independently.

13.12 Right of Set Off.   Borrower hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a Lender subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.13 Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

13.14 Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13.15 Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

13.16 Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

13.17 Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

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13.18 Patriot Act.  Lender hereby notifies Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow Lender to identify Borrower and its Subsidiaries in accordance with the USA PATRIOT Act.

SECTION 14. DEFINITIONS

14.1 Definitions.  Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 14.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“ACH Debit Consent” means Borrower’s authorization to allow Agent to debit Borrower’s Account to satisfy the Obligations in substantially the form attached hereto as Exhibit D.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble hereof.

“Agreement” is defined in the preamble hereof.

“Amberworks” means Amberworks, LLC, a Delaware limited liability company.

“Annual Audited Financial Statements” is defined in Section 5.2(c).

“Approved Budget” is defined in Section 5.2(d).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” shall mean the Bankruptcy Code or any other foreign, federal or state bankruptcy, insolvency, receivership, creditors’ rights or similar law.

“BioAmber Canada” means BioAmber Canada Inc., a corporation formed under the federal laws of Canada, and its successors and assigns.

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“BioAmber France” means BioAmber S.A.S., a corporation formed under the laws of France, and its successors and assigns.

“BioAmber SARL” means BioAmber International S.à.r.l., existing as a société à responsabilité limitée established under the laws of Luxembourg, having its registered office in  L-2538 Luxembourg, 1, rue Nicolas Simmer, registered with the Trade and Companies Register of Luxembourg under the number B.163728, having a share capital of USD 320,000.00, and its successors and assigns.

“BioAmber Sarnia” means BioAmber Sarnia Inc., a corporation formed under the federal laws of Canada, and its successors and assigns.

“BioAmber Sarnia Financing Agreements” means those certain financing agreements in place on the Effective Date totaling Fifty Seven Million, Five Hundred Thousand Canadian Dollars (Cdn$57,500,000) of Indebtedness.

“BioAmber USA” means BioAmber USA, Inc., a Delaware corporation.

“Board” means Borrower’s board of directors.

“Bond” is defined in Section 12.7 hereof.

“Bond Pledge” is defined in Section 12.7 hereof.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower and each of its Subsidiary’s (excluding BioAmber Sarnia) books and records including ledgers, federal and state tax returns, records regarding their assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to them a further certificate canceling or amending such prior certificate.

 “Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Canadian Agreements” mean the Hypothec, any Bond and any Bond Pledge, as each may be amended, restated, supplemented or otherwise modified from time to time.

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“Cargill License” means (i) that certain Commercial License Agreement in the field of succinic acid, dated April 15, 2010, as amended, initially entered into between Cargill, Inc., through its Bio Technology Development Center (“Cargill”) and BioAmber S.A.S., a French entity, and now being between Cargill and BioAmber SARL as a result of a reorganization transaction completed in October 2011, and (ii) that certain Commercial License Agreement in the field of adipic acid, dated May 4, 2012, entered into between Cargill and the Borrower.

“Cash” or “Cash Equivalents” means (a) Cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; and (c) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.

“Claims” is defined in Section 13.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Comerica Agreement” means that certain Loan Agreement dated as of June 20, 2014, by and between BioAmber Sarnia, Comerica Bank and the various lenders a party thereto from time to time.

“Commitment Fee” means Five Hundred Thousand Dollars ($500,000).

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Confidential Information” means, subject to the exclusions provided in Section 13.11, information that is generally not available to the public and either (i) is marked as confidential at the time disclosed, or (ii) should under the circumstances be reasonably expected to be confidential.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate,

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currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among Borrower, Agent and the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, pursuant to which Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any advance of funds under the Term Loan or any other extension of credit by a Lender for Borrower’s benefit.

“Default Rate” is defined in Section 1.3(c).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disposition” shall mean with respect to any property, any sale, lease, sublease, sale and leaseback, assignment, conveyance, transfer, license or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States, provided however, that reference to Cdn$ means lawful money of Canada.

“Domestic Subsidiary” is any Subsidiary formed under the laws of any state in the United States of America or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

“End of Term Fee” is Two Million Sixty Two Thousand Five Hundred Dollars ($2,062,500).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

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“Event of Default” is defined in Section 7.

 “Exchange Act” is the Securities Exchange Act of 1934, as amended.

“FCF” means BioAmber Sarnia’s free cash flow, to be calculated using the same methodology as was done in preparing the Projections, with Agent resolving any dispute between Borrower and Lender regarding the application of such methodology.

“First Interest Only Period Extension Trigger” means (i) no Event of Default shall have occurred and be continuing as of September 30, 2015, (ii) BioAmber Sarnia shall have a positive Gross Profit for its fiscal quarter ending September 30, 2015, and (iii) Borrower has submitted financial statements reasonably acceptable to Agent evidencing such Gross Profit not later than October 31, 2015.

“Foreign Subsidiary” is any Subsidiary other than a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles for the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Gross Profit” shall be determined in accordance with GAAP, excluding depreciation and amortization, and shall be consistent with the financial statements provided to Lenders as of the Effective Date. If there is a conflict between GAAP and such financial statements, Agent shall determine the proper calculation of Gross Profit.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

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“Hypothec” is defined in Section 12.7 hereof.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 13.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with regard to any Person, all of such Person’s right, title, and interest in and to the following:

(a)	Its Copyrights, Trademarks and Patents;
(b)	any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)	any and all source code;
(d)	any and all design rights which may be available to it;
(e)

any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)	all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Only Period” means the period of time beginning on the Effective Date and continuing through and including September 30, 2015, provided however, if the First Interest Only Period Extension Trigger occurs, the Interest Only Period shall be extended through and including December 31, 2015, provided further, if the Second Interest Only Period Extension Trigger occurs, the Interest Only Period shall be extended through and including June 30, 2016.

“Interest Payment Date” means the first Business Day of each month after the Effective Date.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any stocks, bonds, notes, debentures or other obligations or securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Borrower or any Subsidiary of the Borrower from any Person, of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to

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employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, whether entered into for hedging or speculative purposes or otherwise.  The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment and after giving effect to any return of capital, repayment or dividends or distributions in respect thereof received in cash with respect to such Investment.

“IP Security Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Agent dated as of the Effective Date, as such may be amended, restated, supplemented or otherwise modified from time to time.

“Joinder” mean that certain Joinder in substantially the form attached as Exhibit E, hereto.

“Joining Party” means any Person signing a Joinder whereby such Person becomes bound to observe the requirements of this Agreement as provided in the Joinder. Except for BioAmber Sarnia, Amberworks and as provided in Section 5.10, all Subsidiaries will be required to become a Joining Party.

“Joint Venture Agreement” shall have the meaning provided in Section 1 of Exhibit A.

“Lender(s)” shall mean (a) the Persons listed on Schedule 1.2 (other than any such Person that has ceased to be a party hereto) and (b) any Person that has become a party hereto as a Lender.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by a Lender or Agent for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“LIBOR Rate” shall mean, for any date of determination, the per annum three-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) that appears on Bloomberg at 11:00 am (California time) on such date of determination; provided, that if such index ceases to exist or is no longer published or announced, then the term “Libor Rate” shall mean the per annum three-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) as published in The Wall Street Journal on such date of determination, and if this latter index ceases to exist or is no longer published or announced, then the term “Libor Rate” shall mean the Prime Rate (rounded upward to the nearest 1/16 of one percent) on such date of determination.  The Libor Rate shall be determined on any date of determination by Agent, such determination being conclusive absent manifest error.

“LIBOR Unavailability Notice” shall have the meaning assigned to such term in Section 1.3(e).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

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“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, the IP Security Agreement, any Control Agreement, any Subordination Agreement, any Joinder, the ACH Debit Consent, any Notes, the Canadian Agreements, the Luxembourg Agreements and any other present or future agreement between Borrower and/or any Joining Party and/or for the benefit of Lenders and/or Agent, as all such may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” shall mean the Borrower and any Joining Party.

“Loan Party” shall mean any of the Loan Parties.

“Luxembourg Agreements” mean that certain Share Pledge Agreement, Bank Account Pledge Agreement, Receivable Pledge Agreement and Formalities Certificate executed by BioAmber SARL and the other parties thereto (if any) dated as of the Effective Date, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Change” means any circumstance, occurrence, fact, condition (financial or otherwise) or change (including a change in Applicable Law, event, development or effect) that, individually or in the aggregate, has, or is reasonably likely to have, in the opinion of the Agent or the Required Lenders, acting reasonably, a Material Adverse Effect.

“Material Adverse Effect” shall mean (i) a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on the business, operations, affairs, performance, properties, prospects, revenues, assets, liabilities (including contingent liabilities), obligations, capitalization, results of operations (financial or otherwise), cash flows or condition (financial or otherwise) of any Loan Party or BioAmber Sarnia, (ii) any material impairment of any Loan Party’s ability to exercise its rights or perform any of its obligations under this Agreement or the Pledge Agreement or (iii) any prejudice to, restriction on or rendering unenforceable or ineffective, any obligation under this Agreement or the Pledge Agreement or any Lien over any material asset or any right intended or purported to be granted under or pursuant to any of the Loan Documents to or for the benefit of the Agent or Lenders. The final determination as to whether a Material Adverse Effect has occurred will be made by either the Agent or the Required Lenders acting reasonably.

“Monthly Financial Statements” is defined in Section 5.2(a) hereof.

“Note” shall mean for a Term Loan, the Note attached in substantially the form attached hereto as Exhibit F.

“Notice of Borrowing” means a notice given by Borrower to Agent in accordance with Section 2.2(a), substantially in the form of Exhibit C, with appropriate insertions.

“Obligations” are each Loan Party’s obligations to pay when due any debts, principal, interest, Origination Fee, Commitment Fee, Lender Expenses, Prepayment Fee, End of Term Fee and other amounts such Person owes Lender now or later, whether under this Agreement, the Loan Documents or otherwise, and including interest accruing after Insolvency Proceedings begin, and debts, liabilities, or obligations of such Person assigned to Lender, and to perform each Loan Party’s duties under the Loan Documents.

“Origination Fee” shall mean a payment in the amount of $75,000 due from Borrower to Lenders to initiate Lenders’ due diligence process, which amount has been paid as of the Effective Date.

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“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Perfection Certificate” is defined in Section 4.1(a).

“Permitted Indebtedness” is:

(a)	Indebtedness to Lenders under this Agreement and the other Loan Documents;
(b)	Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
(c)	Subordinated Debt;
(d)	unsecured Indebtedness to trade creditors and pursuant to credit cards incurred in the ordinary course of business;
(e)	Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f)	Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder; and
(g)

extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

 “Permitted Investments” are:

(a)	Investments (including, without limitation, in Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;
(b)

Investments after the Effective Date in any Domestic Subsidiary that has signed a Joinder, and Investments in any Foreign Subsidiary not to exceed Two Hundred Fifty Thousand Dollars ($250,000) individually and Five Hundred Thousand Dollars ($500,000) in the aggregate in any given fiscal year;

(c)	Investments consisting of Cash and Cash Equivalents;
(d)	Investments after the Effective Date in BioAmber Sarnia not to exceed Five Million Dollars ($5,000,000); and
(e)

Investments after the Effective Date in BioAmber Canada not to exceed Four Million Dollars ($4,000,000), provided however, that if any such Investment is in the form of a loan or can otherwise be repaid or redeemed, such Investment shall be secured by a perfected first priority security interest in assets of BioAmber Canada where such assets equal or exceed the amount of the Investment.

 “Permitted Liens” are:

(a)	Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
(b)

Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or

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recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c)

purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower after the Effective Date which is incurred for financing the acquisition of the Equipment securing no more than $500,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired prior to the Effective Date, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)

Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(e)

leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest therein; and

(f)	non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business.

 “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” is that certain Securities Pledge Agreement by Borrower in favor of Agent, dated as of the Effective Date.

“Prepayment Fee” is a payment due on the earliest to occur of (a) the acceleration of the Term Loan, or (b) the prepayment of the Term Loan pursuant to Section 1.2(c) equal to the amount of the Term Loan being prepaid multiplied by the Prepayment Percentage.

“Prepayment Percentage” is three percent (3.00%).

“Prime Rate” means, for any day, the per annum rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the "Prime Rate" is different from that published on the preceding Business Day.  If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Projections” means that certain projected income statement of BioAmber Sarnia provided to Agent by email on November 11, 2014.

“Quarterly Financial Statements” is defined in Section 5.2(b) hereof.

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 “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” shall mean, at any time, Lenders having funded Credit Extensions and Term Loan Commitments representing more than 50% of the sum of all Credit Extensions and Term Loan Commitments at such time.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral.

“Revenue” means revenue as determined in accordance with GAAP and shall be consistent with the financial statements provided to Lenders as of the Effective Date, provided, that for the avoidance of doubt, “Revenue” shall not include returns or other non-operating revenue. If there is a conflict between GAAP and such financial statements, Agent shall determine the proper calculation of Revenue.

“Second Interest Only Period Extension Trigger” means (i) the First Interest Only Period Extension Trigger occurred, (ii) no Event of Default shall have occurred and be continuing as of December 31, 2015, (iii) BioAmber Sarnia’s Gross Profit for its fiscal quarter ending December 31, 2015, is no less than seventy five percent (75%) of the Gross Profit for such period as provided in the Projections, and (iv) Borrower has submitted financial statements reasonably acceptable to Agent evidencing such Gross Profit not later than January 31, 2016.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Documents” shall mean the Pledge Agreement, the IP Security Agreement, any Joinder, any Control Agreement, any Subordination Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or in connection with Section 5.9.

“Sinoven China” means Sinoven Biopolymers Trading (Shanghai), LLC, a Chinese entity, and its successors and assigns.

“Sinoven Delaware” means Sinoven Biopolymers, Inc., a Delaware corporation, and its successors and assigns.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent entered into between Agent and the other creditor), on terms acceptable to Agent.

LSA – BioAmber

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Loan” is the term loan made available by Lenders to Borrower pursuant to Section 1.2 of the Agreement, which amount shall not exceed the Term Loan Commitment.

“Term Loan Alternate Base Rate” means, for any day, the greater of (a) 9.50% per annum and (b) a fluctuating rate of interest per annum equal to the Prime Rate in effect on such day plus 6.25%. Any change in the Term Loan Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective day of such change in the Prime Rate.

“Term Loan Commitment” is Twenty Five Million Dollars ($25,000,000).

“Term Loan Interest Rate” means, for any given day, the greater of (a) 9.50% per annum, and (b) LIBOR Rate plus 9.27% per annum; provided however, that at all times during which there is an effective LIBOR Unavailability Notice, it shall mean the Term Loan Alternate Base Rate.

“Term Loan Maturity Date” is December 1, 2017.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks.

“Unrestricted Cash” of any Person, shall mean Cash or Cash Equivalents of such Person, (a) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (b) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (c) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the Organizational Documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such Cash or Cash Equivalents from being applied to the payment of the Obligations, (d) in which no Person other than the Agent has a Lien, and (e) that are held in a Deposit Account or Securities Account, as applicable, in which the Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code).

[Signature page follows.]

LSA – BioAmber

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

LENDER:

Special Value Continuation Partners, LP

By Tennenbaum Capital Partners, LLC, its Investment Manager

By: ________________________________

Name: _____________________________

Title: _______________________________

AGENT:

Obsidian Agency Services, Inc.

By: ________________________________

Name: _____________________________

Title: _______________________________

BORROWER:

BioAmber Inc.

_______________________________

Name:

Title:

LSA – BioAmber